                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-12

                           DAVEL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)     Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5)     Total fee paid:


--------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1)     Amount Previously Paid:


--------------------------------------------------------------------------------
(2)     Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
(3)     Filing Party:


--------------------------------------------------------------------------------
(4)     Date Filed:


--------------------------------------------------------------------------------

                          DAVEL COMMUNICATIONS, INC.

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 2002

  The 2001 Annual Meeting of Stockholders of Davel Communications, Inc. (the "Company"), will be held at 10120 Windhorst Road, Tampa, Florida 33619, on January 10, 2002 at 10:00 a.m. (local time) for the following purposes:

    1. To elect six directors to the Board of Directors; and

    2. To transact such other business properly before the meeting and any adjournments thereof.

  Only stockholders of the Company of record as of the close of business on December 17, 2001, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

  If you do not expect to attend the Annual Meeting in Person, please sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                                          Sincerely,


                                          /s/ Bruce W. Renard
                                          Bruce W. Renard
                                          President

December 21, 2001

                          DAVEL COMMUNICATIONS, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

  The enclosed form of proxy is solicited by and on behalf of the Board of Directors of Davel Communications, Inc. (together with its predecessors, unless otherwise noted, the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held at 10120 Windhorst Road, Tampa, Florida, on January 10, 2002 (the "2001 Annual Meeting") and at any adjournments thereof. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, is expected to be approximately $20,000 and will be borne by the Company. Solicitations may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries and by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent and registrar. This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about December 21, 2001.

  Messrs. Bruce W. Renard and Marc S. Bendesky, the persons named as proxies on the proxy form accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Renard is President and Secretary of the Company and Mr. Bendesky is Chief Financial Officer and Treasurer. A stockholder giving a proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at 10120 Windhorst Road, Tampa, Florida 33619, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The shares represented by the proxy will be voted as specified by the stockholder in the spaces provided therefore or, if no specification is made, it will be voted in favor of the nominees listed in Proposal 1, and with respect to any other matters voted upon at the meeting, in the discretion of the named proxies.

  Only stockholders of record at the close of business on December 17, 2001 (the "Record Date"), will be entitled to notice of, and to vote at, the 2001 Annual Meeting and any adjournments thereof. On the Record Date, the Company had outstanding 11,169,440 shares of common stock, $.01 par value per share (the "Common Stock"). Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2001 Annual Meeting. Votes cast by proxy or in person at the 2001 Annual Meeting will be tabulated by the inspectors of election appointed by the Board for the meeting. The six persons receiving the highest number of votes represented at the meeting will be elected directors, and the affirmative vote of a majority of such shares is required to approve each of the other matters to be voted on. Abstentions are included in the determination of shares represented at the meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors

  The Company has six directors. Each member of the Board of Directors will serve until the next annual meeting of the Company's stockholders or until his successor has been elected and qualified. The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring at the next annual meeting of stockholders or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve if elected.

  The following table sets forth certain information for each nominee for director. All of the nominees for director named in the following table are now serving as directors of the Company.

                                                                 Director
                                                               Continuously
Name                                                               Since     Age
----                                                           ------------- ---
Raymond A. Gross.............................................. November 2000  52
David R. Hill.................................................  April 1979    70
Robert D. Hill................................................  August 1993   50
Donald J. Liebentritt......................................... November 2000  51
William C. Pate............................................... November 2000  38
Theodore C. Rammelkamp, Jr.................................... November 2000  56

  Raymond A. Gross has been Chairman of the Board of Directors since November 2000. Mr. Gross joined the Company on February 28, 2000 and served as Chief Executive Officer until July 11, 2001. He became President and Chief Executive Officer of Security Associates International, Inc. on August 6, 2001. Mr. Gross was formerly Chief Operating Officer of BHI Holdings, now Carlisle Holdings LTD, and President of Carlisle's U.S. subsidiary, One Source. Prior to 1998, Mr. Gross was Senior Vice President of ADT Security Services, responsible for directing the residential business unit, corporate marketing and negotiation of strategic business alliances. From 1993 to 1996, Mr. Gross was President and Chief Executive Officer of Alert Centre, Inc. Prior to 1993, Mr. Gross held various executive positions in the telecommunications and computer services industries.

  David R. Hill founded the Company's predecessor, Davel Communications Group, Inc. He served as the Chief Executive Officer of the Company from October 1993 to December 1994 and as Chairman of the Board until July 1999. Mr. Hill is a self-appointed Board designee pursuant to the Investment Agreement dated April 19, 1999 among the Company, EGI-DM Investments, L.L.C. and Mr. Hill (the "Investment Agreement") which amends and restates a prior agreement among Davel Communications Group, Inc., David Hill and Samstock/SIT, L.L.C. Mr. Hill is the father of Robert D. Hill.

  Robert D. Hill joined the Company in 1981 as the general manager of its largest telephone remanufacturing facility. Between January 1990 and December 1994, he served as the Company's President. From January 1995 until November 1999, he served as the Company's President and Chief Executive Officer. Mr. Hill now serves as President of New Age Moving & Storage, L.L.C., a storage and moving company. Mr. Hill is a Board designee of David Hill pursuant to the Investment Agreement.

  Donald J. Liebentritt has been President of Equity Group Investments, L.L.C. ("EGI") since January 2000, was Vice President and General Counsel of EGI from September 1996 to December 1999, and was a former Principal and Chairman of Rosenberg & Liebentritt, P.C., a "captive" Chicago law firm that provided legal services to EGI and its portfolio companies before its dissolution in 1999. Mr. Liebentritt is an officer and director of numerous private entities associated with EGI. Mr. Liebentritt is a Board designee of Samstock/SIT, L.L.C. pursuant to the Investment Agreement.

  William C. Pate has been employed by EGI or its predecessor since February 1994. Mr. Pate serves on the Board of Directors of Danielson Holding Corporation, an insurance company. Prior to February 1994, Mr. Pate was an associate at Credit Suisse First Boston. Mr. Pate is a Board designee of Samstock/SIT, L.L.C. pursuant to the Investment Agreement.

  Theodore C. Rammelkamp, Jr. has practiced law in Jacksonville, Illinois since September 1, 2000 in a general business and commercial practice known as the Law Offices of Teddy Rammelkamp. He served as Senior Vice President and General Counsel for the Company from 1994 through June 1999. Prior to joining the Company in 1994, he was a general partner in a prominent west central Illinois law firm. Mr. Rammelkamp has also served as a director of Elliott State Bank and the American Public Communications Council.

  The Board of Directors recommends a vote "For" the election of each nominee named above. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each nominee named above.

Executive Officers

  The following table sets forth the names and ages of the Company's executive officers and their positions with the Company:

Name                  Age                       Position
----                  ---                       --------
Bruce W. Renard......  47 President

Lawrence T. Ellman...  48 Senior Vice President of Sales and Account Management

Marc S. Bendesky.....  58 Chief Financial Officer and Treasurer

  Bruce W. Renard became President of the Company on July 11, 2001. Mr. Renard joined the Company as Senior Vice President of Regulatory and External Affairs and Associate General Counsel in December 1998, subsequent to the merger of Davel Communications Group, Inc. with Peoples Telephone Company ("Peoples"). He served as General Counsel of the Company since July 1999. At Peoples, Mr. Renard served in the positions of General Counsel and Executive Vice President of Regulatory Affairs from February 1996 to December 1998 and General Counsel and Vice President of Regulatory Affairs from January 1992 to February 1996. Prior to serving with the Florida Public Service Commission, Mr. Renard was in private law practice for seven years specializing in telecommunications and utility law. Prior to private law practice, Mr. Renard was the Associate General Counsel for the Florida Public Service Commission, overseeing key telecommunications policy initiatives for the State. Mr. Renard also serves as a director and Vice Chairman of the American Public Communications Council, the national public communication trade organization, and as a director of several state public communication trade organizations.

  Lawrence T. Ellman has been Senior Vice President of Sales and Account Management since December 1998 when he joined the Company following the merger of the Company with Peoples. From 1994 to 1998, Mr. Ellman was at Peoples, where he served as Executive Vice President/President National Accounts. Prior to joining Peoples, Mr. Ellman was an Owner and President of Atlantic Telco, Inc., an independent payphone provider operating in the northeastern United States, which Peoples purchased in 1994. Mr. Ellman was a founding member and has served as Treasurer and a member of the board of directors of the American Public Communications Council as well as President and Chairman of the Board for the Mid-Atlantic Payphone Association.

  Marc S. Bendesky joined the Company in October 2000 as Chief Financial Officer and Treasurer. Mr. Bendesky is also a Partner of Tatum CFO Partners, L.L.P., a national partnership of career CFOs providing CFO services to companies. His business career spans over 30 years and includes a diversified financial background with extensive experience and expertise in capital markets, finance, accounting, taxation and operations. Mr. Bendesky's most recent work experience includes 2 years as a Tatum partner, during which time he served 4 clients prior to joining the Company. He served 4 years with Tunstall Consulting, Inc., a corporate financial consulting firm specializing in the capital markets. Prior to Tunstall, he served for 16 years (initially as Controller and later as Vice President) at General Media International, Inc., a diversified domestic and international consumer publishing company, and 11 years with 2 international CPA firms, PricewaterhouseCoopers and Laventhol & Horwath.

Committees and Meetings of the Board of Directors

  The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors held eight meetings during 2000. All members of the Board of Directors were present at all meetings held in 2000. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of David Hill and Donald J. Liebentritt. The Executive Committee was formed in 2000 and has held no meetings since its formation.

 Compensation Committee

  The Compensation Committee determines compensation for all senior employees, including officers of the Company. The Compensation Committee also administers the Company's Stock Option Plan and the 2000 Long-Term Equity Incentive Plan. The Compensation Committee met one time in 2000. Robert D. Hill, Chairman, Raymond A. Gross and William C. Pate constitute the Compensation Committee.

 Audit Committee

  The Audit Committee consists of Donald J. Liebentritt, Chairman, William C. Pate and Theodore C. Rammelkamp, Jr. The Audit Committee held one meeting during 2000. The Audit Committee performs the following principal functions:
(i) review of the quarterly and year-end financial statements with the Company's outside auditors, internal accounting staff and management; (ii) review of the scope of the external audit and internal reports with the outside auditors, internal accounting staff and management; (iii) review of the outside auditor's management letter; (iv) recommendation of the selection of outside auditors; (v) review of the quality and depth of the Company's internal audit, accounting and financial staffs; and (vi) review and approval of the rendering of audit and nonaudit services by the outside auditors. These responsibilities are more fully described in the Charter of the Audit Committee of the Board of Directors, which was adopted by the Board of Directors on May 5, 2000 (a copy of which is attached to this Proxy Statement as Appendix A). All members of the Audit Committee are "independent" as such term is defined in Rule 4200(a) of the National Association of Securities Dealers' listing standards.

  The Board has not established a nominating committee or a committee serving a similar function. Nominations are made by the full Board of Directors. There are at present no mandatory retirement ages stipulated either for officers or members of the Board of Directors.

Compensation of Directors

  Through December 31, 1995, the Company did not pay cash compensation for service as directors. In 1996, the Company began paying cash compensation to directors who are not employees of the Company in the amount of $2,500 per meeting of the Board of Directors or of any committee thereof. In April 1998, the Board approved a resolution to eliminate the per-meeting payment and to begin paying (effective as of the date of the 1998 Annual Meeting) an annual cash retainer to directors who are not employees in the amount of $20,000. In July 1999, the Board approved a resolution to eliminate the cash retainer and to begin granting, on the date of each annual meeting (effective as of the 1999 Annual Meeting), to each non-employee director 18,000 options to purchase common stock of the Company at a strike price equal to the market price of the common stock as of the close of business immediately preceding the date of grant. At its November 2, 2000 regular meeting, the Board approved a resolution that the directors of the Company who are not employees receive, as their sole and exclusive compensation for their service to the Company, the following: (i) options exercisable for 12,000 shares of Common Stock of the Corporation pursuant to the 2000 Long-Term Equity Incentive Plan, to be granted at the beginning of each year of service on the date of the Annual Meeting of Stockholders, (ii) a cash payment equal to $1,000 for each meeting of the Board of Directors or any committee thereof, plus reimbursement of any reasonable travel expenses, and (iii) medical/health insurance for those requesting same; and, that any previously existing director compensation policy was thereby terminated and abandoned.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

Ownership of Common Stock by Directors, Executive Officers and 5% Beneficial Owners

  The following table sets forth certain information as of December 10, 2001 with respect to the beneficial ownership of the Company's common stock by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, nominees for director and executive officers and (iii) by all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him and such person's address is c/o Davel Communications, Inc., 10120 Windhorst Road, Tampa, Florida 33619.

                                                        Number of
                                                          Shares
                                                       Beneficially Percentage
Name and Address(1)                                       Owned      of Class
-------------------                                    ------------ ----------
Raymond A. Gross (3) (14).............................          0       *
David R. Hill (3) (4) (14)............................  1,965,945      17.6%
Robert D. Hill (3) (5) (14)...........................    197,086       1.8%
Lawrence T. Ellman (2) (6) (14).......................     56,565       *
Bruce W. Renard (2) (7) (14)..........................     74,043       *
Marc S. Bendesky (2) (14).............................          0       *
Donald J. Liebentritt (3) (8) (14)....................     12,231       *
William C. Pate (3) (9) (14)..........................     12,000       *
T. C. Rammelkamp, Jr. (3) (10) (14)...................     38,568       *
EGI-DM Investments, L.L.C. (11).......................  1,773,800      15.9%
UBS Capital II LLC (12)...............................    918,977       8.2%
All current directors and executive officers as a
 group (10 persons)(13)...............................  2,356,438     21.05%

--------
*   Less than 1%
(1) For purposes of calculating the beneficial ownership of each stockholder, it was assumed (in accordance with the Securities and Exchange Commission's definition of "beneficial ownership") that such stockholder had exercised all options, conversion rights or warrants by which such stockholder had the right, within 60 days, to acquire shares of such class of stock.
(2)  Such person is an employee of the Company.
(3)  Such person is a director of the Company.
(4) Includes 114,412 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(5) Includes 121,250 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(6) Includes 54,899 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(7) Includes 71,349 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(8) Includes 12,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan and warrants to purchase 231 shares with an exercise price of $32.00 per share from the Company.
(9) Includes 12,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(10) Includes 37,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.
(11) Includes 1,773,800 shares beneficially owned (including warrants to acquire 299,513 shares with an exercise price of $32.00 per share from the Company and certain individual shareholders). The managing member of EGI-DM, with the sole power to direct the vote and disposition of securities held by EGI-DM, is Samstock/SIT, L.L.C. ("Samstock/SIT"). The sole member of Samstock/SIT is a trust formed for the benefit of Mr. Samuel Zell and members of his family. Mr. Zell is the President of both EGI-DM and Samstock/SIT. The principal business address for each of EGI-DM, Samstock/SIT and Samuel Zell is c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.
(12) Based on a Schedule 13D/A filed on January 14, 1999. Includes 26,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors Stock Option Plan. The address of UBS Capital II LLC, is 299 Park Avenue, New York, NY 10171.
(13) Includes 677,906 shares that could be acquired within 60 days upon the exercise of options and 231 shares that could be acquired within 60 days upon the exercise of warrants.
(14) The address of such officers, unless otherwise noted, is 10120 Windhorst Road, Tampa, Florida 33619.

                  EXECUTIVE OFFICER COMPENSATION AND BENEFITS

Executive Officer Compensation

  The following tables and notes set forth the compensation of the Company's Chief Executive Officer and the four other highest paid executive officers in the fiscal year ended December 31, 2000.

                          SUMMARY COMPENSATION TABLE

                            Annual Compensation                            Long-Term Compensation
                           -------------------------               ---------------------------------------
                                                                    Restricted
                                                                      Stock      Securities
                                                     Other Annual  Awards; LTIP  Underlying    All Other
Name & Principal Position  Year  Salary      Bonus   Compensation    Payouts    Options/SARS  Compensation
-------------------------  ---- --------    -------- ------------  ------------ ------------  ------------
Raymond A. Gross.........  2000 $214,231    $181,000       --          --         275,000       $ 20,483(3)
 Chief Executive Officer

Paul M. Lucking..........  2000 $206,776(4)            $86,196(4)      --             --             --
 Chief Operating Officer

Bruce W. Renard..........  2000 $179,800    $ 66,667       --          --             --        $132,136(3)
 Senior Vice President of  1999  158,000         --        --          --          47,750(5)    $192,500(1)
 Regulatory and External   1998  346,000                   --          --             --             --
 Affairs, Secretary and
 General Counsel

Marc S. Bendesky.........  2000 $ 44,615(2) $ 15,000       --          --             --             --
 Chief Financial Officer

Lawrence T. Ellman.......  2000 $175,127    $ 25,000       --          --             --             --
 Senior Vice President     1999  158,000         --        --          --          47,750(5)    $223,600(1)
 of National Accounts      1998  284,000         --        --          --             --             --

--------
(1)  Includes severance payments from Peoples Telephone in 1999.
(2) Mr. Bendesky was appointed Chief Financial Officer in October 2000, at an annual salary of $200,000.
(3)  Includes reimbursed relocation expenses in 2000.
(4)  Mr. Lucking became Chief Operating Officer on September 29, 2000.
(5) In 1999, options were granted to both Mr. Renard and Mr. Ellman for: (i) signing bonus of 30,000 options; (ii) a June bonus of 12,750 options; and
     (iii) a year end bonus of 5,000 options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants
                         -----------------------------------------------------------------------------
                         Number of    Percent of
                         Securities     Total    Exercise
                         Underlying    Options    or Base              Potential Realizable Value(1)
                          Options     Granted to   Price   Expiration --------------------------------
Name                       Grants     Employees  ($/share)    Date        0%         5%        10%
----                     ----------   ---------- --------- ---------- ---------- ---------- ----------
Raymond A. Gross........  275,000(2)     19%       $4.81    2/28/10   $1,323,438 $2,155,740 $3,432,656
Bruce W. Renard.........    5,000(3)      0%       $5.38    1/25/05   $   26,875 $   34,300 $   43,292
Lawrence T. Ellman......    5,000(3)      0%       $5.38    1/25/05   $   26,875 $   34,300 $   43,282

--------
(1) The values shown are purely hypothetical and have been calculated on the assumption that the value of the Common Stock underlying an option appreciates at the specified rate (0%, 5% or 10% per annum) from the date of the grant of the option until its expiration. In fact, the options cannot be valued without prediction of the future movement of the price of the Common Stock. The amount realized from the options disclosed in this table will depend upon, among other things, the continued employment of the recipient of the option and the actual performance of the Common Stock during the applicable period.
(2) Granted on February 28, 2000, 55,000 options were exercisable on February 28, 2001; 55,000 options are exercisable on February 28, 2002; 55,000 options are exercisable on February 28, 2003; 55,000 options are exercisable on February 28, 2004; and 55,000 options are exercisable on February 28, 2005.
(3) Granted on January 25, 2000, 1,666 options were exercisable on date of grant; 1,666 options were exercisable on January 23, 2001; and 1,668 options are exercisable on January 23, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                      Number of Shares Underlying Value of Unexercised In-The-
                            Number of                   Unexercised Options at     Money Options at December
                         Shares Acquired    Value          December 31, 2000                31, 2000
Name                     on Exercise (1) Realized (1)  Exercisable/Unexercisable  Exercisable/Unexercisable(2)
----                     --------------- ------------ --------------------------- ----------------------------
Raymond A. Gross........       --            --                0/275,000                     $0/$0
Bruce W. Renard.........       --            --              71,349/1,666                    $0/$0
Lawrence T. Ellman......       --            --              54,899/1,666                    $0/$0

--------
(1)  There were no option exercises in the last fiscal year.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2000, at which date the closing price of the Common Stock as quoted on the Nasdaq over-the-counter bulletin board was $0.02 per share. The above valuations may not reflect the actual value of unexercised options as the value of unexercised options fluctuates with market activity.

Employment Agreements

  The Company and Raymond A. Gross entered into an Employment Agreement, dated as of February 28, 2000. Pursuant to the Agreement, Mr. Gross was to serve as the Chief Executive Officer of the Company for a term of two years, subject to automatic renewal each year unless notice of non-renewal is given by one of the parties at least 90 days prior to any such renewal date. The Company also agreed to propose the addition of Mr. Gross to its board of directors subject to nomination by the Board and stockholder approval.

  During the employment period, the base salary under the Agreement was set at $325,000 per year, subject to annual review by the Board, and Mr. Gross was entitled to participate in the Company's benefit programs generally available to executive officers. In addition, the Board could award an incentive cash bonus of up to 100% of Mr. Gross's base salary based upon achievement of mutually agreed goals and the Company's profitability; provided that the bonus was to equal 25% of base salary for the first two fiscal quarters during the term of the Agreement. Subject to necessary stockholder approval, the Company agreed to grant Mr. Gross a total of 650,000 non-qualified stock options at a purchase price to be set as the price of the Company's common stock on the day before the announcement of his hiring, with 275,000 of the options granted as of the execution of the Agreement. All options to be granted under the Agreement are subject to a ten-year vesting schedule, with earlier vesting of a portion of such options upon a change of control of the Company or upon achievement of certain common stock trading prices. The Agreement also contains certain confidentiality, non-competition and non-solicitation provisions. Effective September 2000, Mr. Gross agreed to reduce his salary to a per annum rate of $150,000.

  If the Company terminates Mr. Gross other than for "cause" or "disability" or if Mr. Gross terminates his employment for "good reason," the Company shall pay severance in an amount equal to the base salary for one full calendar year plus the targeted bonus for such year. Under the Agreement, severance shall be payable over a period of one year and during such time the Company shall provide medical insurance for Mr. Gross and his family. The Company will also make available one year of medical insurance coverage in the event Mr. Gross's employment is terminated by death or disability. Upon his voluntary termination, vested options will expire 90 days from the effective date of resignation.

  Effective July 11, 2001, Mr. Gross resigned as Chief Executive Officer but continues to serve as non-executive Chairman of the Board of Directors. Mr. Gross has agreed, in the event of and effective upon the consummation of the previously disclosed merger with PhoneTel Technologies, Inc., to retire as Chairman of the Board. In consideration of forgoing any severance owing to him under the Agreement, Mr. Gross received an aggregate payment of $325,000, paid in installments between January 2001 and June 2001. Mr. Gross also agreed to provide consulting services to the Company on an as-needed basis at the per diem rate of $1,750.

  Following the merger of the Company with Peoples, the Company also entered into employment agreements with Lawrence T. Ellman and Bruce W. Renard. (Messrs. Ellman and Renard for purposes hereof shall hereafter be collectively referred to as "Executives").

  The employment agreements provided for an initial employment period through December 31, 2000, with automatic one-year renewals unless either party notifies the other at least 60 days prior to the end of any term. The employment agreements provided for an annual base salary of at least $170,000 for Mr. Ellman and $170,000 for Mr. Renard. The employment agreements provide for employment of such persons in their current respective positions, subject to change or reassignment of duties by the Company.

  On October 4, 2000, the Company entered into an employment agreement with Marc S. Bendesky. Pursuant to the Agreement, Mr. Bendesky is to serve as the Chief Financial Officer of the Company until December 31, 2001. During the employment period, the base salary under the Agreement is set at $200,000 per year plus a 20% retainer to Tatum CFO Partners. In addition, the Board may award an incentive cash bonus up to $50,000, to be paid directly to Tatum CFO Partners, based upon achievement of mutually agreed goals. If the Company terminates Mr. Bendesky other than for "cause" or "disability," the Company shall pay severance in an amount equal to two months' base salary.

  In September 1996, the Company entered into an employment agreement with Mr. David Hill, the former Chairman of the Board and Chairman of the Executive Committee of the Board, for six years at an annual base salary of $400,000. Under the agreement, Mr. David Hill was eligible to receive a cash bonus as well as a grant of options based upon the percentage by which the annual before tax profit exceeds the annual before tax profit for 1996. Mr. David Hill agreed not to compete with the Company during his employment and for a period of one year afterwards. The agreement also provides that, upon a change of control (as defined therein), (1) all stock options previously awarded to Mr. David Hill will vest and become immediately exercisable and (2) in the event of a termination of Mr. David Hill, he will receive severance pay from the Company as specified in his employment agreement. Effective July 6, 1999, Mr. Hill resigned as Chairman of the Board, agreed to terminate the employment agreement and entered into a consulting agreement with the Company for 2000 and 2001. Under the consulting agreement, Mr. Hill receives monthly payments aggregating $100,000 annually. Under certain circumstances the payments may be deferred or paid in the Company's common stock.

  On November 9, 1999, the Company announced the resignation of Robert D. Hill as its President and Chief Executive Officer. Following his departure, Mr. Hill remained affiliated with the Company as a consultant and a member of the Company's Board of Directors, serving on the Board's Executive Committee. Mr. Hill agreed to terminate his employment agreement and subsequently entered into a consulting agreement with the Company for the year 2000. Under the consulting agreement, Mr. Hill received monthly payments aggregating $120,000 in 2000. In addition, Mr. Hill received compensation, in the form of common stock of the Company, having a value approximating the severance that would have been payable under his employment agreement.

Incentive Compensation

  The Company has implemented a bonus plan that allows each executive officer to receive an annual cash incentive. Under the plan, Messrs. Ellman and Renard had potential maximum bonuses in 2000 of 60% of base pay and target bonuses of 30% of base pay. The bonuses are comprised of three parts: company objectives, departmental objectives and personal objectives. The company objectives are based upon growth in earnings per share and EBITDA, and the department and personal goals are determined with respect to objectives established for each executive officer by January 30 of the applicable year.

  The Company also maintains the 2000 Long-Term Equity Incentive Plan pursuant to which officers are granted options to purchase common stock at the latest closing price prior to the date the options are awarded. The Compensation Committee of the Board currently administers the 2000 Long-Term Equity Incentive Plan and its predecessor plans. The Compensation Committee determines which individuals will be granted options, the number of shares to be subject to options and other terms and conditions applicable to the grants.

401(k) Plan

  The Company maintains a 401(k) Plan which is available to all employees of the Company, including its executive officers. The Company provides a matching contribution to the Plan up to a maximum of 1.5% of the salary of the contributing employee. The Company's contribution to an employee's account vests over a period of five years. In 1999, the 401(k) plan of the Company was merged with the plans of Peoples and Communications Central Inc., subsidiaries of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, certain officers, and any persons holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2000. To its knowledge, all reporting persons of the Company satisfied these filing requirements in 2000. In making these disclosures the Company has relied on written representations of reporting persons and copies of the reports filed with the Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is responsible for determining the compensation of all executive officers of the Company. The Committee is composed exclusively of directors who, except for Robert D. Hill and Raymond A. Gross, are neither employees or former employees of the Company nor eligible to participate in the Company's Stock Option Plan.

Compensation Committee Report

  The Compensation Committee of the Board of Directors is responsible for determining the compensation of all executive officers of the Company.

Compensation Philosophy

  The Committee's objectives in its compensation decisions are to establish incentives for the Company's executive officers to achieve optimal short-term and long-term operating performance for the Company and to link executive and stakeholder interests. The Committee determines the elements of each executive officer's compensation package by evaluating the responsibilities of his position, his performance and that of the Company, as well as his contribution to the Company's overall performance. Compensation for the Chief Executive Officer of the Company is determined by the other two members of the Committee through a process based on considerations similar to those for executive officers generally.

2000 Compensation

  The 2000 compensation of executive officers was generally established in their employment agreements with the Company. The Committee has reviewed the terms of the employment agreements and found them to be generally consistent with the Committee's policies regarding executive compensation. The one executive officer who did not have an employment agreement with the Company in 2000, Paul M. Lucking, was compensated pursuant to a consulting services arrangement on customary and acceptable terms.

  There were four potential elements of compensation of the executive officers for 2000: base salary, an annual cash bonus, stock options granted under the stock option plan and annual stock grants.

  Each executive officer's 2000 base salary was established at the beginning of the term of his employment or consulting agreement. Base salaries of all officers were intended to be relatively moderate and are believed to be at or below the median of the base salaries paid in 2000 by public telecommunications companies of a size comparable to the Company. The employment agreements did not provide for automatic increases in the base salary of any of the executive officers.

  Each executive officer was entitled to a bonus determined by reference to his employment agreement based on his efforts to help the Company reach its goals and objectives.

  In an effort to provide a long-term incentive for future performance that aligns the executive officers' interests with the interests of stockholders, executive officers are eligible for participation in the Company's 2000 Long-Term Equity Incentive Plan. Stock options are intended to provide an incentive for the creation of stockholder value over the term of several years since the full benefit of options will be realized only if the price of common stock appreciates over that term. In 2000, no stock options were granted to the executive officers of the Company with respect to the Company's performance in 1999. However, Raymond A. Gross received 275,000 options upon his commencement of employment with the Company in February 2000. The Company also may award stock grants under the 2000 Long-Term Equity Incentive Plan. Stock awarded under either plan would contain certain restrictions on transfer. Awarding stock with restriction on its transfer provides further long-term incentives that align the interests of the executive officers with the interests of stockholders. All stock grants awarded to executive officers in 2000 were rescinded.

Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for public companies. The Committee believes that it is in the best interests of the Company's stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) to the extent consistent with the Company's need to attract and retain qualified executives.

  This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Annual Report or any portion hereof into any of the Company's filings with the Securities and Exchange Commission, and such information shall not be deemed filed with the Securities and Exchange Commission, except as specifically otherwise provided in such other filings or to the extent required by Item 402 of Regulation S-K.

                                          Robert D. Hill, Chairman
                                          Raymond A. Gross
                                          William C. Pate

                            AUDIT COMMITTEE REPORT

  The Audit Committee obtained a letter from Arthur Andersen LLP, the Company's independent auditors, containing a description of all relationships between the auditors and the Company, discussed with the auditors any of those relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Arthur Andersen LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the Federal securities laws.

  The Audit Committee discussed and reviewed with the independent auditors all matters required by auditing standards generally accepted in the United States of America, including those described in SAS 61, "Communication with Audit Committees." With and without management present, the Audit Committee discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

  The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Donald J. Liebentritt, Chairman
                                          William C. Pate
                                          Theodore C. Rammelkamp, Jr.

                               PERFORMANCE GRAPH

  The comparative stock performance graph below compares the cumulative stockholder return on the common stock of the Company for the period from October 20, 1993, the date the common stock began trading on the Nasdaq Stock Market, through December 31, 2000 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a peer group of companies that compete with the Company in the operation of independently owned pay telephones (the "Peer Group"), in each case assuming the reinvestment of dividends. None of the companies in the Peer Group offers a range of products and services fully comparable to those of the Company, although each competes with the Company with respect to certain of the Company's significant business segments. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the Peer Group are Peoples Telephone Company, Inc., PhoneTel Technologies, Inc. and Choicetel Communications, Inc. Due to the Company's acquisition of Peoples Telephone in the Peoples Telephone Merger, Peoples has not been separately reflected in the Peer Group since 1998.

                         TOTAL RETURN TO STOCKHOLDERS
                                 [LINE GRAPH]
                     12/29/95 12/27/96 12/26/97 12/25/98   12/31/99  12/29/00
                     -------- -------- -------- --------  ---------  --------
Davel Communications  $100.00  $129.64  $185.20  $145.38  $   35.24  $  0.16
Peer Group            $100.00  $130.91  $187.86  $146.14  $2,445.82  $780.96
Nasdaq Composite      $100.00  $122.74  $143.65  $205.59  $  387.94  $235.52

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Certain Transactions

  The Company has entered into certain transactions with Mr. David R. Hill, who is a director. The Company leased office space in Jacksonville, Illinois from Mr. Hill, to whom it paid aggregate amounts of $129,420, $118,600 and $68,000 and in 2000, 1999 and 1998, respectively.

  In addition, the Company received payments from Mr. David Hill for administrative services provided to him by certain employees of the Company in the aggregate amounts of $129,500 and $45,900 and $85,000 in 2000, 1999 and 1998, respectively.

  Effective August 31, 2000, the Company and EGI entered into an Amended and Restated Advisory Agreement, pursuant to which EGI became a non-exclusive financial advisor to the Company. At the same time, the Company entered into a Settlement Agreement with EGI pursuant to which the Company agreed to pay EGI $375,000 in accrued advisory fees that had been earned under a predecessor advisory agreement. The parties agreed that Davel would pay such fees by December 31, 2000 or such later date on which cash is available to pay such amount. Such fees have not yet been paid.

  Any future transactions between the Company and its officers, directors, employees and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to the approval of a majority of the disinterested members of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee in 2000 were Messrs. Robert D. Hill, Raymond A. Gross and William C. Pate. Other than Robert D. Hill and Raymond A. Gross, no member of the Compensation Committee was, at any time during 2000 or previously, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

                                 OTHER MATTERS

Independent Public Accountants

  In the fourth quarter of 2000, the Company appointed Arthur Andersen LLP, independent public accountants, to act as the Company's auditors for the 2001 fiscal year. Effective December 3, 2001, as part of the Company's on-going cost-containment effort, the Company replaced Arthur Andersen LLP with Aidman, Piser & Company, P.A. Aidman, Piser & Company, P.A. will now audit the Company's 2001 financial statements. Arthur Andersen LLP audited the Company's financial statements for the fiscal year ended December 30, 2000.

  In connection with the audits of the two fiscal years ending December 31, 2000 and during subsequent interim periods, there have been no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the matter in their report.

  The reports of Arthur Andersen LLP on the consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) the report of Arthur Andersen dated March 16, 2000 (except with respect to the matters discussed in Note 20, as to which the date is December 20, 2000), relating to the consolidated financial statements of Davel Communications, Inc. as of December 31, 1999, contained an emphasis of matter paragraph related to potential going concern issues arising after the twelve-month reporting window and (ii) the report of Arthur Andersen dated March 30, 2001, relating to the consolidated financial statements of Davel Communications, Inc. as of December 31, 2000, contained a going concern modification.

  The following summarizes the fees paid to Arthur Andersen LLP for services rendered during fiscal year 2000.

 Audit Fees

  The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our financial statements for the 2000 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2000 fiscal year were $405,000.

 Financial Information Systems Design and Implementation Fees

  Arthur Andersen LLP did not render any services to the Company for financial information systems design and implementation during the 2000 fiscal year.

 All Other Fees

  The aggregate fees billed for all other services rendered by Arthur Andersen LLP to the Company during the 2000 fiscal year, exclusive of those services described above were $72,325. These services consisted of tax services and audits of employee benefit plans.

  The Audit Committee of the Board of Directors has considered whether Arthur Andersen LLP's provision of services other than services rendered in connection with the audit of the Company's annual financial statements is compatible with maintaining Arthur Andersen LLP's independence.

  Representatives of Aidman, Piser & Company, P.A. are expected to be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire. Arthur Andersen LLP will not be attending the Annual Meeting.

Other Business

  The Board of Directors knows of no other business to be brought before the 2001 Annual Meeting. If any other matters properly come before the 2001 Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

                             STOCKHOLDER PROPOSALS

  Any shareholder proposals to be presented at the 2002 Annual Meeting of the Company must be received by the Company no later than January 31, 2002 at its principal executive offices at 10120 Windhorst Road, Tampa, Florida 33619 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting. Any proxy received by the Company in connection with the 2002 Annual Meeting may confer discretionary authority to vote on any stockholder proposal not received by the Company by January 31, 2002, which date is within 120 days of the anticipated date of the 2002 Annual Meeting. If the date of the 2002 Annual Meeting of the Company is changed by more than 30 days from the date of the 2001 Annual Meeting, then this change will be disclosed in the earliest possible Form 10-Q of the Company and any stockholder proposal to be presented at the 2002 Annual Meeting must be received by a reasonable time before the Company mails its proxy materials for the 2002 Annual Meeting.

                                                                     Appendix A

                          DAVEL COMMUNICATIONS, INC.

               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

  The Audit Committee (the "Audit Committee") is a committee of the Board of Directors of Davel Communications, Inc. (the "Board"). All members of the Audit Committee shall be independent Directors. The Audit Committee shall be chaired by an independent Director appointed by the Board.

  The function of the Audit Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving Davel Communications, Inc. and, unless otherwise specified, any of its direct or indirect subsidiaries (together, the "Corporation").

  1. Review and approval of Davel Communications, Inc.'s annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission, and recommendations to the Board regarding the Board's execution of them;

  2. Such review of the annual financial statements, annual reports and registration statements, if any, of Davel Communications, Inc.'s direct or indirect subsidiaries as in the Audit Committee's judgment is appropriate in order to fulfill its requirements;

  3. Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

  4. Review of the auditing of the Corporation's financial statements with the independent public accountants, including the plan, fees and the results of their auditing engagements;

  5. Review of non-audit professional services, if any, provided by the Corporation's independent public accountants and related fees, considering the possible effect they would have on the independence of such accountants;

  6. Recommendations to the Board regarding the engagement of independent public accountants;

  7. Review of the Corporation's processes to maintain an adequate system of internal controls;

  8. Review of the scope and results of the Corporation's internal audit plans and procedures;

  9. Direction and supervision of investigations into matters within the scope of the Audit Committee's duties;

  10. Recommendation to the Board regarding any proposal from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

  11. Such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

  In carrying out these responsibilities, the Audit Committee shall have full access to the independent public accountants, the internal auditors, the general counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent public accountants, internal auditors, general counsel, and executive and financial management will have full access to the Audit Committee and to the Board of Directors and each is responsible for bringing before this Audit Committee or its Chair in a timely manner any matter he or she feels appropriate to the discharge of the Audit Committee's responsibility.

Approved by: The Board of Directors of Davel Communications, Inc.

Effective: May 5, 2000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.
                                                        Please mark
                                                        your votes as
                                                        indicated in
                                                        this example   [X]

1. ELECTION OF DIRECTORS

            FOR all nominees           WITHHOLD
            listed (except as          AUTHORITY
               marked to            to vote for all
             the contrary)          nominees listed
                  [_]                     [_]

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

01 Raymond A. Gross, 02 David R. Hill, 03 Robert D. Hill, 04 Donald J. Liebentritt, 05 William C. Pate and 06 Theodore C. Rammelkamp, Jr.

2. In their sole discretion, the above named proxies are authorized to vote in accordance with their own judgment on other matters properly presented before the annual meeting or any adjournment thereof.







Signature(s)                   Signature(s)                   Dated
            -------------------            -------------------     -----------
Note: This Proxy should be dated, signed by the shareholder(s) exactly as the name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.
--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                          DAVEL COMMUNICATIONS, INC.

     The undersigned stockholder of Davel Communications, Inc., a Delaware corporation (the "Company"), hereby appoints Bruce W. Renard or Marc S. Bendesky, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2001 Annual Meeting of Stockholders of the Company, to be held on January 10, 2002 at 2:00 p.m. local time, at 10120 Windhorst Road, Tampa, Florida, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given:

     All as described in the Notice of 2001 Annual Meeting of Stockholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

     The undersigned hereby authorizes that if this proxy is delivered by means of a telegram, facsimile transmission, or any other means of electronic transmission, then this proxy and its transmission by such means shall be considered to be the valid proxy of the undersigned for the purposes set forth herein.


                          (Continued on reverse side)

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

         You can now access your Davel Communications account online.

Access your Davel Communications shareholder account online via Investor ServiceDirect(SM)(ISD).

Mellon Investor Services LLC. agent for Source Information Management Company, now makes its easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     . View account status               . View payment history for dividends

     . View certificate history          . Make address changes

     . View book-entry information       . Obtain a duplicate 1099 tax form

                                         . Establish/change your PIN

             Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN            Step 2: Log in for Account Access         Step 3: Account Status Screen
You must first establish a Personal Identification    You are now ready to log in. To access    You are now ready to access your
Number (PIN) online by following the directions       your account please enter your:           account information. Click on the
provided in the upper right portion of the web                                                  appropriate button to view or
screen as follows. You will also need your Social     . SSN                                     initiate transactions.
Security Number (SSN) available to establish a
PIN.                                                  . PIN                                     . Certificate History

Investor ServiceDirect(SM) is currently only          . Then click on the Submit button         . Book-Entry Information
available for domestic individual and joint
accounts.                                             If you have more than one account,        . Issue Certificate
                                                      you will now be asked to select the
 . SSN                                                 appropriate account.                      . Payment History

 . PIN                                                                                           . Address Change

 . Then click on the Establish PIN button                                                        . Duplicate 1099

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

             For Technical Assistance Call 1-877-978-7778 between
                      9am-7pm Monday-Friday Eastern Time